WORLD FUEL SERVICES CORPORATION

2001 OMNIBUS PLAN

STOCK-SETTLED STOCK APPRECIATION RIGHT AGREEMENT

Pursuant to that certain Award Letter dated [                    ], a copy of which is attached hereto and made a part hereof (the “Award Letter”), World Fuel Services Corporation (the “Company”) granted to the participant named below (the “Participant”), stock-settled stock appreciation rights (“SSARs”) under the Company’s 2001 Omnibus Plan (the “Plan”), in order to encourage the Participant to continue to contribute to the Company’s growth and success. The SSARs entitle the Participant to receive shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in an amount whose Fair Market Value (as defined in the Plan) is equal to the product of: (A) the number of SSARs specified in the Award Letter; multiplied by (B) the excess of (i) the Fair Market Value of the Common Stock on the date or dates upon which the Participant converts the SSARs to Common Stock, over (ii) the Conversion Price, as specified in the Award Letter.

The SSARs granted hereunder will expire on the five (5) year anniversary of the Grant Date set forth in the Award Letter (the “Expiration Date”). However, as provided below, the SSAR may terminate earlier than the Expiration Date. Subject to the provisions of the Award Letter, the Plan, and any applicable employment agreement between the Company and the Participant (an “Employment Agreement”), the terms of the SSARs are as follows:

1. Definitions. Unless otherwise defined in the Participant’s Employment Agreement, capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in the Participant’s Employment Agreement or in this Agreement, shall have the meaning set forth in the Plan.

“SSARs” mean the number of SSARs awarded to Participant under this Agreement and shown in the Award Letter.

“Shares” means the shares of common stock which may be acquired by Participant upon exercise of the SSARs.

2. Grant of SSARs; Conversion Price. Participant has been granted the number of SSARs set forth in the Award Letter. The conversion price for each of the SSARs (the “Conversion Price”) is set forth in the Award Letter.

3. Vesting. Subject to Paragraphs 6 and 7 hereof, the SSARs shall vest as set forth in the Award Letter.

4. Adjustment. The number of SSARs and/or the Conversion Price specified in the Award Letter are subject to adjustment by the Compensation Committee of the Board of Directors of the Company (the “Committee”) in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt or payment of consideration by the Company.

5. Substitution of SSARs. The Committee shall have the authority to substitute, without receiving the Participant’s permission, options to purchase Common Stock for the SSARs in the event that the Committee determines, in its sole discretion, that such substitution is necessary or desirable based on legal and/or accounting requirements applicable to the Company or the Participant; provided, that (i) the vesting and expiration terms of any such substituted option shall be the same as set forth above, (ii) the exercise price of any such substituted option shall be equal to the Conversion Price, and (iii) the exercisability and transferability of any such substituted option shall be consistent with the Plan and in compliance with applicable law; and provided further, that the Committee also shall have the ability to revert, without receiving the Participant’s permission, any unvested substituted options to purchase Common Stock back to equivalent SSARs, in the event that the Committee determines, in its sole discretion, that such reversion is necessary or desirable based on legal and/or accounting requirements applicable to the Company or the Participant.

6. Termination of SAR; Accelerated Vesting.

6.1 In the event the Participant’s employment with the Company or any Subsidiary is terminated by the Company or any Subsidiary for Cause, or if the Participant terminates his employment with the Company and its Subsidiaries for any reason other than death or Disability, (i) the Participant shall forfeit all rights to convert any SSARs (or exercise any substituted options) which have not vested prior to the date of termination, and (ii) the Participant’s SSARs (and any substituted options) which vested prior to the date of termination will continue to be convertible into Common Stock (or exercisable if substituted options) until the earlier of: (a) three (3) months after the date of termination, or (b) the Expiration Date. Any vested SSARs (or substituted options) which are not converted or exercised during the period set forth in the preceding sentence shall terminate and be of no further force or effect.

6.2 In the event that the Participant’s employment is terminated by reason of the Participant’s death or Disability, [all SSARs granted hereby (and any substituted options) will immediately vest] [a prorated portion of the SSARs (or any substituted options) shall be vested (to the extent not previously vested) in such manner as shall be determined by the Compensation Committee after taking into account the extent to which, as of the date of termination, the applicable performance cycles have elapsed and the applicable performance measures have been achieved]. In the event that the Participant’s employment is terminated by the Company or any Subsidiary for any reason other than Cause or the Participant’s death or Disability, [all SSARs granted hereby (and any substituted options) will immediately vest] [a prorated portion of the SSARs (or any substituted options) shall be vested (to the extent not previously vested) in such manner as shall be determined by the Compensation Committee after taking into account the extent to which, as of the date of termination, the applicable performance cycles have elapsed and the applicable performance measures have been achieved]. The vested SSARs (or any substituted options) will be convertible into Common Stock, (or exercisable if substituted options) until the earlier of: (a) two (2) years after the date of termination, or (b) the Expiration Date. Any vested SSARs (or substituted options) which are not converted or exercised during the period set forth in the preceding sentence shall terminate and be of no further force or effect.

6.3 Upon the occurrence of a Change of Control of the Company while the Participant is employed by the Company or any Subsidiary, all SSARs granted hereby (and any substituted options) will immediately vest.

7. Treatment under Employment Agreement. Notwithstanding any provision of the foregoing Paragraph 6, for Participants who are parties to an Employment Agreement with the Company or a Subsidiary of the Company, the vesting and early termination of the SSARs or any substituted options will be governed by the terms of such Employment Agreement applicable to any equity awards granted thereunder, which terms shall control over any contrary provisions contained herein; provided, that the SSARs or any substituted options in no case will be convertible into Common Stock (or exercisable if substituted options) after the Expiration Date.

8. Persons Eligible to Convert SSARs. The SSARs shall be convertible into Common Stock during the Participant’s lifetime by the Participant or upon the death of the Participant by a transferee to whom the SSAR or the right to convert the SSAR into Common Stock has been transferred pursuant to Paragraph 9 below.

9. Death of Participant. The Participant may designate, by written notice to the Company’s Secretary, a beneficiary or beneficiaries to whom any vested but unconverted portion of the SSARs shall be transferred upon the death of the Participant. In the absence of such designation, such vested but unconverted portion will be transferred to the Participant’s estate. No such transfer of the SSARs, or the right to convert the SSARs or any portion thereof into Common Stock, will be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to convert, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.

10. Conversion of SSARs. Subject to Paragraph 22 hereof, the SSARs may be converted into Common Stock, in whole or in part, by the person then entitled to do so as to any vested portion by giving written notice of conversion to the attention of the Company’s Secretary and specifying the number of full Shares with respect to which the SSARs are being converted. No partial conversion of the SSARs may be for less than ten (10) Shares or multiples thereof. No fractional shares of Common Stock shall be issued by the Company in connection with the conversion of the SSARs. In lieu of issuing fractional shares, the Company shall pay the Participant cash in an amount equal to the Fair Market Value of any fractional shares that the Participant may be entitled to receive upon the conversion hereof.

11. No Rights of Stockholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares of Common Stock issuable upon the conversion of the SSARs, unless and until the Participant is issued a stock certificate with respect to such shares of Common Stock. Except as expressly provided in Paragraph 4 above or in the Plan, no adjustment to the SSARs shall be made for dividends or other rights for which the record date occurs prior to the date the certificates representing such shares of Common Stock are issued.

12. No Effect on Employment. Except as otherwise provided in Participant’s Employment Agreement, the Participant’s employment with the Company and any Subsidiary of the Company is on an at-will basis only. Accordingly, subject to the terms of such Employment Agreement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary of the Company, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary of the Company, which are hereby expressly reserved, to terminate the employment of Participant at any time for any lawful reason whatsoever or for no reason, with or without cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

13. Transferability. Except as provided in Paragraph 9 above, the SSARs may not be transferred, directly or indirectly.

14. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary of the Company.

15. Maximum Term of SSARs. Notwithstanding any other provision of this Agreement, the SSARs are not convertible into Common Stock after the Expiration Date.

16. Binding Agreement. Subject to the limitation on the transferability of the SSARs contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Award Letter and Plan Govern. This Agreement is subject to all of the terms and provisions of the Award Letter and the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Award Letter or the Plan, the provisions of the Award Letter or Plan, as applicable, shall govern.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements between Florida residents, to be performed entirely in Florida.

19. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

22. Taxes; Exercise Price. Prior to converting any SSARs or exercising any substituted options the Participant shall pay to the Company an amount determined by the Company to be sufficient to satisfy any applicable federal, state, local and foreign withholding or other taxes (“Withholding Tax”) and, in the case of substituted options, the applicable exercise price. The Company may, at its option, permit the Participant or other person converting the SSARs or exercising the options to satisfy the aforesaid obligations by surrendering to the Company a portion of the Shares the Participant or such person would otherwise be entitled to receive upon such conversion or exercise. Any acquisition of Shares by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of the SSARs. Until such time as the Participant has satisfied the requirements of this Section 22, the Company shall have no obligation to effect a conversion of SSARs or exercise of substituted options hereunder.

23. Stock Retention Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to retain ownership of half (50%) of the Shares acquired by Participant hereunder (net of the number of Shares which would need to be sold to satisfy any applicable taxes owed upon conversion), for a period of five (5) years after issuance of such Shares. The Participant agrees to comply with such policy, and any modifications thereof that may be adopted by the Committee from time to time.

24. Registration Statement. Participant acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”) to register the Shares under the 1933 Act. Participant acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration Statement. Prior to conversion of the SSARs into Shares, or exercise of any substituted option, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities law.

25. Miscellaneous. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform the Participant’s obligations hereunder.

IN WITNESS WHEREOF, the Participant has executed this Agreement as of the date on which the SSAR is granted, as set forth in the Award Letter.

PARTICIPANT

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